EXHIBIT 99.1

Rowan Companies, Inc.
News Release                                     2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                            November 1, 2005

ROWAN REPORTS RECORD QUARTERLY REVENUES
AND IMPROVED OPERATING RESULTS

HOUSTON, TEXAS -- For the three months ended September 30, 2005, Rowan Companies, Inc. (RDC - NYSE) generated net income of $74.6 million, or 67¢ per share, compared to $9.9 million, or 9¢ per share, in the same period of 2004. Revenues were a record $284.4 million in the third quarter of 2005, compared to $181.6 million in the third quarter of 2004. The current period results included gains on asset sales and a loss related to hurricane damage that together contributed approximately 18¢ per share, net of tax.

The Company generated income from continuing operations of $148.4 million, or $1.35 per share, on revenues of $751.4 million during the nine months ended September 30, 2005, compared to income from continuing operations of $11.1 million, or 10¢ per share, on revenues of $489.0 million during the same period of 2004. Net income was $160.3 million, or $1.46 per share, for the nine months ended September 30, 2005, compared to a net loss of $3.5 million, or 3¢ per share, for the nine months ended September 30, 2004.

Rowan’s offshore rig utilization was 97% during the third quarter of 2005, unchanged from the comparable 2004 period. The Company’s average Gulf of Mexico day rate was a record $74,400 during the third quarter of 2005, up by $7,800, or 12%, from the second quarter and by $27,900, or 60%, from the comparable 2004 period. Rowan’s land rig utilization was 89% during the third quarter of 2005, up from 83% in the comparable 2004 period. The Company’s average land rig day rate was $18,800 during the third quarter of 2005, up by $1,700, or 10%, from the second quarter and by $6,400, or 52%, from the comparable 2004 period.

As previously reported, Rowan lost four jack-up rigs and had one jack-up severely damaged during Hurricanes Katrina and Rita. The Company recorded an $8.9 million loss during the third quarter of 2005 related to these events. The excess of Rowan’s insurance coverage over the carrying value of the rigs of approximately $26 million will be recognized upon collection. The Company lost 58 rig operating days associated with these rigs during the third quarter and approximately $4 million of drilling revenues.

Danny McNease, Chairman and Chief Executive Officer, commented, “Our drilling operations continue to produce record results and our near-term outlook remains very favorable. Rowan’s average offshore day rate worldwide is currently around $100,000 or about 20% higher than our average during the 2005 third quarter. And, despite the loss of revenues from five rigs and the recent sale of two others, our daily offshore drilling revenues in early December should be higher than they were in mid-August, when those seven rigs were still part of the Company’s offshore fleet. Absent a significant change in market fundamentals, we believe that the upward pressure on day rates will continue.

“We plan to expand our revenue base using our existing working capital and cash flows from operations. As previously reported, by the middle of next year we will have eight new land rigs and one refurbished land rig working under term contracts and generating approximately $200,000 of incremental drilling revenues per day. The Hank Boswell, our third Tarzan Class jack-up, is on schedule for delivery during the fourth quarter of 2006. In addition, we will soon commence the construction of a fourth Tarzan Class rig, which should be delivered during the third quarter of 2007.

“Our external manufacturing backlog is a record $318 million and includes one jack-up rig and three rig kits that should provide approximately $206 million in revenues over the next two years. In addition, we have orders for 14 mining loaders and 41 mud pumps that will be delivered within the next 12 months.”

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining and timber industries, and a drilling products division that has designed or built about one-third of all mobile offshore jack-up drilling rigs, including all that are operated by the Company. The Company’s stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

EXHIBIT 99.1

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Thousands)

	SEPTEMBER 30
	2005	2004
ASSETS

Cash and cash equivalents	$516,422	$292,983
Accounts receivable	245,737	140,134
Inventories	192,546	168,284
Other current assets	89,212	15,775
Total current assets	1,043,917	617,176
Property, plant and equipment - net	1,674,130	1,657,138
Other assets	15,525	16,404
Assets of discontinued operations	458	149,967
TOTAL	$2,734,030	$2,440,685

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64,922	$60,243
Other current liabilities	165,854	79,299
Total current liabilities	230,776	139,542
Long-term debt	563,657	577,053
Other liabilities	391,131	279,713
Liabilities of discontinued operations		28,504
Stockholders' equity	1,548,466	1,415,873
TOTAL	$2,734,030	$2,440,685

EXHIBIT 99.1

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Thousands Except Per Share Amounts)

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2005	2004	2005	2004
REVENUES:
Drilling services	$217,381	$133,952	$560,297	$346,081
Manufacturing sales and services	67,017	47,622	191,053	142,870
TOTAL	284,398	181,574	751,350	488,951
COSTS AND EXPENSES:
Drilling services	100,204	88,773	288,811	252,952
Manufacturing sales and services	57,950	39,777	166,311	121,382
Depreciation and amortization	20,261	20,041	60,221	58,386
Selling, general and administrative	17,941	10,137	47,287	28,504
Gain on sales of property and equipment	(40,781)	(811)	(50,963)	(1,214)
Loss from hurricane damage	8,907	-	8,907	-
TOTAL	164,482	157,917	520,574	460,010
INCOME FROM OPERATIONS	119,916	23,657	230,776	28,941
OTHER INCOME (EXPENSE):
Interest expense	(6,694)	(5,329)	(18,868)	(15,433)
Less interest capitalized	1,182	330	3,041	1,662
Interest income	4,349	1,160	10,460	2,687
Gain on sales of investments	-	-	9,553	-
Other - net	(41)	114	528	288
OTHER INCOME (EXPENSE) - NET	(1,204)	(3,725)	4,714	(10,796)
INCOME BEFORE INCOME TAXES	118,712	19,932	235,490	18,145
Provision for income taxes	44,087	7,649	87,140	7,046
INCOME FROM CONTINUING OPERATIONS	74,625	12,283	148,350	11,099
Income (loss) from discontinued operations, net of tax	-	(2,351)	11,963	(14,600)
NET INCOME (LOSS)	$74,625	$9,932	$160,313	$(3,501)
PER SHARE AMOUNTS:
Income from continuing operations	$.67	$.11	$1.35	$.10
Income (loss) from discontinued operations, net of tax	$-	$(.02)	$.11	$(.14)
Net income (loss)	$.67	$.09	$1.46	$(.03)
AVERAGE SHARES	110,605	108,054	109,944	106,549

EXHIBIT 99.1

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Thousands)

	FOR THE NINE MONTHS
	ENDED SEPTEMBER 30
	2005	2004
CASH PROVIDED BY (USED IN):
Operations:
Net income (loss)	$160,313	$(3,501)
Adjustments to reconcile net income (loss)to net cash provided by operations:
Depreciation and amortization	60,308	71,375
Deferred income taxes	82,882	(2,444)
Contributions to pension plans	(89,057)	(18,576)
Net gain on asset disposals	(51,609)	(6,312)
Other - net	19,434	39,691
Net changes in current assets and liabilities	(52,759)	(48,549)
Net changes in other noncurrent assets and liabilities	73	1,237
Net cash provided by operations	129,585	32,921

Investing activities:
Property, plant and equipment additions	(122,127)	(102,458)
Proceeds from asset disposals	81,856	13,894
Net cash used in investing activities	(40,271)	(88,564)

Financing activities:
Proceeds from borrowings	37,486	58,101
Repayments of borrowings	(48,179)	(45,139)
Proceeds from stock option and convertible debenture plans	26,004	12,457
Payments of cash dividends	(54,180)	-
Proceeds from common stock offering, net of issue costs		264,980
Net cash provided by (used in) financing activities	(38,869)	290,399

INCREASE IN CASH AND CASH EQUIVALENTS	50,445	234,756
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	465,977	58,227
CASH AND CASH EQUIVALENTS, END OF PERIOD	$516,422	$292,983